UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Addendum to Employment Agreement with Thomas F. Splaine, Jr.  On April 24, 2015, Investors Bancorp, Inc. (the “Company”) adopted an addendum (the “Addendum”) to an employment agreement with Thomas F. Splaine, Jr. dated August 21, 2007 (the “Employment Agreement”).  The Addendum provides that the Employment Agreement will expire on December 31, 2015 without any further action of the board of directors of the Company or any party thereto.  In addition, Mr. Splaine’s voluntary resignation of employment with the Company for any reason prior to December 31, 2015 would constitute an “event of termination” for purposes of the Employment Agreement.  Upon such event of termination, Mr. Splaine would be entitled to lump sum severance payment equal to 1.5 times the sum of his: (i) base salary; and (ii) highest rate of cash incentive compensation awarded to him during the prior three years, and would receive continued life and non-taxable medical, dental and disability coverage for 18 months after his date of termination.  The Addendum also provides that Mr. Splaine would not be subject to a non-competition covenant following his termination of employment with the Company.

       The foregoing description of the Addendum is qualified in its entirety by reference to the Addendum attached hereto as Exhibit 10.1.

    Change in Control Agreement with Thomas F. Splaine, Jr.  On April 29, 2015, the Company entered into a change in control agreement with Mr. Splaine that will become effective on January 1, 2016 (the “Change in Control Agreement”).  The change in control agreement will have an initial term of two years, and will renew annually for an additional year, subject to board review.  The Change in Control Agreement provides that in the event of Mr. Splaine’s involuntary termination of employment without cause or voluntary resignation for “good reason” (as defined in the Change in Control Agreement), he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his: (i) base salary; and (ii) highest rate of bonus awarded to him during the prior three years.  In addition, the Company or its subsidiary would provide Mr. Splaine, at the sole expense of the Company, continued life insurance and nontaxable medical and dental insurance coverage for 18 months after his date of termination.  Notwithstanding the foregoing, the Change in Control Agreement provides that Mr. Splaine’s change in control payments thereunder would be reduced by the minimum amount necessary to avoid penalties under Section 280G of the Internal Revenue Code.

    The foregoing description of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement attached hereto as Exhibit 10.2.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits

Exhibit Number	Description
10.1	Addendum to Employment Agreement between Investors Bancorp, Inc. and Thomas F. Splaine, Jr. dated April 24, 2015.
10.2	Change in Control Agreement between Investors Bancorp, Inc. and Thomas F. Splaine, Jr. dated April 29 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: April 30, 2015	By:	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer